                                                                      EXHIBIT 11

                 CASE CORPORATION AND CONSOLIDATED SUBSIDIARIES

               COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK
                      (IN MILLIONS, EXCEPT SHARE AMOUNTS)

                                 THREE MONTHS ENDED       NINE MONTHS ENDED
                                    SEPTEMBER 30,           SEPTEMBER 30,
                                ----------------------  ----------------------
                                   1997        1996        1997        1996
                                ----------  ----------  ----------  ----------
COMPUTATIONS FOR STATEMENTS OF
 INCOME
  Primary earnings per share of
   common stock (average shares
   outstanding):
    Income before extraordinary
     loss...................... $       78  $       62  $      280  $      247
    Extraordinary loss.........        --          (11)        --          (33)
                                ----------  ----------  ----------  ----------
    Net income.................         78          51         280         214
    Preferred stock dividends..         (2)         (2)         (5)         (5)
                                ----------  ----------  ----------  ----------
    Net income to common....... $       76  $       49  $      275  $      209
                                ==========  ==========  ==========  ==========
    Average shares of common
     stock outstanding......... 74,302,625  72,468,238  73,846,807  71,925,021
    Incremental common shares
     applicable to restricted
     common stock based on the
     common stock daily average
     market price during the
     period....................    168,730     205,629     207,040     209,052
    Incremental common shares
     applicable to common stock
     options based on the
     common stock daily average
     market price during the
     period....................  1,351,097   1,502,639   1,391,285   1,691,363
                                ----------  ----------  ----------  ----------
    Average common stock, as
     adjusted.................. 75,822,452  74,176,506  75,445,132  73,825,436
                                ==========  ==========  ==========  ==========
  Earnings per share of common
   stock (including common
   stock equivalents):
    Net income after preferred
     stock dividends and before
     extraordinary loss........ $     1.00  $     0.81  $     3.65  $     3.28
    Extraordinary loss.........        --        (0.15)        --        (0.45)
                                ----------  ----------  ----------  ----------
    Net earnings per share of
     common stock.............. $     1.00  $     0.66  $     3.65  $     2.83
                                ==========  ==========  ==========  ==========
  Fully diluted earnings per
   share of common stock:
    Average shares of common
     stock outstanding......... 74,302,625  72,468,238  73,846,807  71,925,021
    Incremental common shares
     applicable to restricted
     common stock based on the
     more dilutive of the
     common stock ending or
     daily average market price
     during the period.........    169,757     209,757     222,127     209,733
    Incremental common shares
     applicable to common stock
     options based on the more
     dilutive of the common
     stock ending or average
     market price during the
     period....................  1,361,208   1,621,505   1,545,249   1,706,061
    Average common shares
     issuable assuming
     conversion of the Series A
     Cumulative Convertible
     Preferred Stock and the
     Cumulative Convertible
     Second Preferred Stock....  3,488,711   3,488,711   3,488,711   3,488,711
                                ----------  ----------  ----------  ----------
    Average common shares
     assuming full dilution.... 79,322,301  77,788,211  79,102,894  77,329,526
                                ==========  ==========  ==========  ==========
  Fully diluted earnings per
   average share of common
   stock, assuming conversion
   of all applicable
   securities:
    Net income before
     extraordinary loss........ $     0.98  $     0.80  $     3.54  $     3.20
    Extraordinary loss.........        --        (0.14)        --        (0.43)
                                ----------  ----------  ----------  ----------
    Net earnings per share of
     common stock.............. $     0.98  $     0.66  $     3.54  $     2.77
                                ==========  ==========  ==========  ==========